Exhibit 99.1

FOR IMMEDIATE RELEASE	Media Contact: Laura Wakeley (717) 291-2616
Investor Contact: Jason Weber (717) 327-2394

Fulton Financial Announces Termination of Consent Orders for Fulton Bank of New Jersey

(August 9, 2018) – Lancaster, PA – Fulton Financial Corporation (NASDAQ: FULT) today announced that the Federal Deposit Insurance Corporation and the New Jersey Department of Banking and Insurance have terminated the Consent Orders those agencies issued on February 25, 2015 to the Corporation’s bank subsidiary, Fulton Bank of New Jersey. These orders were originally issued for deficiencies in the Bank Secrecy Act and Anti-Money Laundering (“BSA/AML”) compliance program at that bank. Today’s announcement follows the company’s statement, released October 30, 2017, that the Office of the Comptroller of the Currency had lifted similar orders at three of the company’s other banking subsidiaries.

“These actions are very welcome, and they provide independent acknowledgement of the progress our company has made in strengthening our BSA/AML compliance programs,” said E. Philip Wenger, Fulton Financial’s Chairman and CEO. “Our entire team remains focused on achieving similar resolutions of the BSA/AML enforcement actions that remain in place at our two other banking subsidiaries and the holding company.”

Fulton Financial Corporation, a $20 billion Lancaster, Pa.-based financial holding company, has approximately 3,700 employees and operates more than 240 branches in Pennsylvania, Maryland, Delaware, New Jersey and Virginia through six subsidiary banks.

Additional information on Fulton Financial Corporation can be found at www.fult.com.

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